Exhibit 99.1

Investor Relations Contacts:	Media Contact:
Antonella Franzen	Stephen Wasdick
+1-609-720-4665	+1-609-806-2262
afranzen@tyco.com	swasdick@tyco.com

Leila Peters
+1-609-720-4545
lpeters@tyco.com

FOR IMMEDIATE RELEASE:
 TYCO REPORTS SECOND QUARTER 2014 EARNINGS
FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.45 PER SHARE
AND GAAP EARNINGS OF $0.39 PER SHARE

•	Revenue of $2.5 billion with organic growth of 2%

•	Before special items, segment operating income increases 15% and operating margin improves 170 basis points to 13.5%

•	Diluted EPS from continuing operations before special items increases 22%

•	The Company announced the divestiture of its ADT Korea security business and completed the sale of its minority interest in Atkore International

•	The Company’s Board of Directors approved an additional $1.75 billion authorization for share repurchases, bringing the total authorization to $2 billion

(Income and EPS amounts are attributable to Tyco common shareholders)
($ millions, except per-share amounts)
(All prior periods have been recast to present ADT Korea as a discontinued operation)

	Q2 2014	Q2 2013	% Change
Revenue	$2,487	$2,474	0.5%
Segment Operating Income	$309	$156	—
Operating Income	$248	$95	—
Income from Continuing Operations	$183	$51	—
Diluted EPS from Continuing Operations	$0.39	$0.11	—
Special Items	$(0.06)	$(0.26)
Segment Operating Income Before Special Items	$335	$292	15%
Income from Continuing Ops Before Special Items	$212	$175	21%
Diluted EPS from Continuing Ops Before Special Items	$0.45	$0.37	22%

NEUHAUSEN, Switzerland, April 25, 2014 - Tyco (NYSE: TYC) today reported $0.39 in GAAP diluted earnings per share (EPS) from continuing operations for the fiscal second quarter of 2014 and diluted EPS from continuing operations before special items of $0.45. Revenue in the quarter increased 0.5% versus the prior year to $2.5 billion. Organic revenue grew 2% in the quarter, with 1.5% growth in service, 1% growth in installation and 2% growth in products. Acquisitions contributed two percentage points of growth, which was more than offset by the impact of divestitures and changes in foreign currency exchange rates.

Tyco Chief Executive Officer George Oliver said, “We had another strong performance in the second quarter, demonstrating our ongoing effectiveness at executing on our growth strategy and operational improvement initiatives. We are starting to see an uplift in the top line, as continued growth in service and products revenue is now being supplemented with growth in installation revenue.

“Looking forward, the announced divestiture of our ADT Korea business and the sale of our remaining interest in Atkore provide an opportunity to redeploy significant capital to maximize long-term shareholder value. At the halfway point in our three year growth strategy outlined at our 2012 Investor Day, we are well positioned to deliver on our 15% EPS CAGR target through 2015.”

Organic revenue, free cash flow, operating income, segment operating income, and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as second quarter review slides can be found in the Investor Relations section of Tyco’s website at http://investors.tyco.com. Certain tables contain the symbol “-” to denote that the percentage change is not meaningful.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. As announced on March 3, 2014, Tyco reached a definitive agreement to sell its South Korean security business, ADT Korea. As such, beginning in the second fiscal quarter, the company has classified this business as a discontinued operation. The revenue and operating income results shown below have been adjusted to reflect this change in all periods presented. All comparisons are to the fiscal second quarter of 2013 unless otherwise indicated.

North America Installation & Services

	Q2 2014	Q2 2013	% Change
Revenue	$939	$953	(1)%
Operating Income	$99	$79	25%
Operating Margin	10.5%	8.3%
Special Items	$(18)	$(25)
Operating Income Before Special Items	$117	$104	13%
Operating Margin Before Special Items	12.5%	10.9%

Revenue of $939 million decreased 1% in the quarter due to the divestiture of the guarding business and unfavorable changes in foreign currency exchange rates. Organic revenue increased 1%, as 2% growth in service was partially offset by a 1% decline in installation revenue. Backlog of $2.4 billion was consistent with the prior year. On a quarter sequential basis, backlog increased 2%, excluding the impact of foreign currency.

Operating income for the quarter was $99 million and the operating margin was 10.5%. Special items of $18 million consisted primarily of separation charges. Before special items, operating income was $117 million and the operating margin was 12.5%. The 160 basis point improvement in operating margin before special items resulted from a higher mix of service revenue, improved execution in installation and productivity benefits.

Rest of World Installation & Services

	Q2 2014	Q2 2013	% Change
Revenue	$943	$943	—
Operating Income	$103	$77	34%
Operating Margin	10.9%	8.2%
Special Items	$(6)	$(14)
Operating Income Before Special Items	$109	$91	20%
Operating Margin Before Special Items	11.6%	9.7%
Revenue of $943 million was consistent with the prior year. Organic revenue growth of 2% consisted of 1% growth in service and 3% growth in installation revenue. Acquisitions contributed 4% to revenue growth, which was more than offset by the impact of divestitures and changes in foreign currency exchange rates. Backlog of $2.3 billion increased 11% year over year and 4% on a quarter sequential basis, excluding the impact of foreign currency.

Operating income for the quarter was $103 million and the operating margin was 10.9%. Special items of $6 million consisted primarily of restructuring charges. Before special items, operating income was $109 million, and the operating margin increased 190 basis points to 11.6%. This quarter’s operating income includes a $21 million insurance recovery related to improper recording of revenue in China, which was disclosed in 2012. The benefit of this recovery more than offset the softness in Australia and incremental investments in our Growth Markets.

Global Products

	Q2 2014	Q2 2013	% Change
Revenue	$605	$578	5%
Operating Income	$107	$0	—
Operating Margin	17.7%	—
Special Items	$(2)	$(97)
Operating Income Before Special Items	$109	$97	12%
Operating Margin Before Special Items	18.0%	16.8%

Revenue of $605 million increased 5% in the quarter, including a 3% benefit from acquisitions. Organic revenue grew 2%.

Operating income for the quarter was $107 million and the operating margin was 17.7%. Special items of $2 million consisted of restructuring charges. Before special items, operating income was $109 million and the operating margin increased 120 basis points to 18.0%. Operating leverage on increased revenue coupled with a greater mix of higher margin products as well as productivity benefits more than offset non-cash purchase accounting, which negatively impacted the operating margin by 30 basis points. The prior year’s operating income included a $94 million pre-tax legacy environmental charge.

OTHER ITEMS

•
Cash from operating activities was $262 million and free cash flow was $187 million, which included a cash outflow of $133 million, primarily related to sharing of a recovery from a legacy matter, environmental, restructuring and separation activities. Adjusted free cash flow for the quarter was $320 million. The Company completed the quarter with $495 million in cash and cash equivalents.

•	Corporate expense before special items was $54 million for the quarter and $61 million on a GAAP basis.

•	The tax rate before special items was 16.9% for the quarter.

•
As previously disclosed, the Company’s Board of Directors approved an additional $1.75 billion authorization for share repurchases. Combined with the remaining $250 million from the previous authorization, the total share repurchase authorization is now $2 billion.

•
As previously disclosed, during the quarter the Company reached a definitive agreement to divest its South Korean security business, ADT Korea, in a cash transaction valued at approximately $1.93 billion. The results of this business are reflected in discontinued operations for all periods presented.

•
As previously disclosed on April 9, 2014, the Company’s remaining stake in Atkore International, Tyco’s former electrical and metal products business, was redeemed by Atkore in a cash transaction for $250 million.

ABOUT TYCO

Tyco (NYSE: TYC) is the world’s largest pure-play fire protection and security company. Tyco provides more than three million customers around the globe with the latest fire protection and security products and services. A company with $10+ billion in annual revenue, Tyco has over 65,000 employees in more than 1,000 locations across 50 countries serving various end markets, including commercial, institutional, governmental, retail, industrial, energy, residential and small business. For more information, visit www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s second quarter results for 2014 during a conference call and webcast today beginning at 8:00 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•	Live via webcast - through the Investor Relations section of Tyco’s website at http://investors.tyco.com,

•
Live via telephone (for “listen-only” participants and those who would like to ask a question) - by dialing 800-857-9797 (in the United States) or 517-308-9262 (outside the United States), passcode “Tyco”,

•
Replay via telephone - by dialing 800-283-0668 (in the United States) or 402-998-0898 (outside the United States), passcode 2018, from 10:00 a.m. (ET) on April 25, 2014, until 11:59 p.m. (ET) on May 2, 2014, and

•	Replay via webcast - through the “Presentations & Webcasts” link on the Investor Relations section of Tyco’s website at http://investors.tyco.com.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income and segment operating income, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that either do not reflect the underlying results and trends of the Company’s businesses or are not completely under management’s control. There are limitations associated with organic revenue, such as the fact that, as presented herein, the metric may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using organic revenue in combination with the GAAP numbers. Organic revenue may be used as a component in the company’s incentive compensation plans.

FCF is a useful measure of the company's cash that permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation and is available to service debt and make investments. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. It, or a measure that is based on it, may be used as a component in the company's incentive compensation plans. The difference reflects the impact from:

•net capital expenditures,

•dealer generated accounts and bulk accounts purchased,

•cash paid for purchase accounting and holdback liabilities, and

•voluntary pension contributions.

Capital expenditures and dealer generated and bulk accounts purchased are subtracted because they represent long-term investments that are required for normal business activities. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions are added because this activity is driven by economic financing decisions rather than operating activity. In addition, the company presents adjusted free cash flow, which is free cash flow, adjusted to exclude the cash impact of the special items highlighted below. This number provides information to investors regarding the cash impact of certain items management believes are useful to identify, as described below.

The limitation associated with using these cash flow metrics is that they adjust for cash items that are ultimately within management's and the Board of Directors' discretion to direct and therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. Furthermore, these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using FCF in combination with the GAAP cash flow numbers.

The company has presented its income and EPS from continuing operations, operating income and segment operating income before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, certain changes to accounting methodologies, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency, and presents corporate expense excluding special items. One or more of these measures may be used as components in the company's incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company's underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company's reported GAAP metrics, and these non-GAAP metrics may not be comparable to similarly titled measures reported by other companies. These limitations are best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

The company provides general corporate services to its segments and those costs are reported in the "Corporate and Other" segment. This segment's operating income (loss) is presented as "Corporate Expense." Segment Operating Income represents Tyco’s operating income excluding the Corporate and Other segment, and reflects the results of Tyco’s three operating segments. Segment Operating Income before special items reflects GAAP operating income adjusted for the special items noted in the paragraph above.

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. In many cases forward-looking statements are identified by words, and variations of words, such as "anticipate", "estimate", "believe", “commit”, "continue", "could", "intend", "may", "plan", "potential", "predict", "positioned", "should", "will", "expect", "objective", "projection", "forecast", "goal", "guidance", "outlook", "effort", "target", and other similar words. However, the absence of these words does not mean the statements are not forward-looking. Examples of forward-looking statements include, but are not limited to, revenue, operating income and other financial projections, statements regarding the health and growth prospects of the industries and end markets in which Tyco operates, the leadership, resources, potential, priorities, and opportunities for Tyco in the future, statements regarding earnings and other projections, Tyco’s credit profile, capital allocation priorities and other capital market related activities, and statements regarding Tyco's acquisition, divestiture, restructuring and other productivity initiatives. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes; unanticipated expenses such as litigation or legal settlement expenses; tax law changes; and industry specific events or conditions that may adversely impact revenue or other financial projections. Actual results could differ materially from anticipated results. Tyco is under no obligation (and expressly disclaims any obligation) to update its forward-looking statements. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 and in subsequent filings with the Securities and Exchange Commission.

###

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(Unaudited)

	Quarters Ended		Six Months Ended
	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013

Revenue from product sales	$1,470	$1,424	$2,947	$2,854
Service revenue	1,017	1,050	2,042	2,091
Net revenue	2,487	2,474	4,989	4,945
Cost of product sales	1,015	983	2,022	1,975
Cost of services	577	608	1,153	1,207
Selling, general and administrative expenses	639	766	1,213	1,422
Separation costs	1	—	1	5
Restructuring and asset impairment charges, net	7	22	10	29
Operating income	248	95	590	307
Interest income	3	3	6	7
Interest expense	(25)	(25)	(49)	(49)
Other expense, net	(1)	(20)	(2)	(29)
Income from continuing operations before income taxes	225	53	545	236
Income tax (expense) benefit	(37)	2	(107)	(33)
Equity loss in earnings of unconsolidated subsidiaries	(5)	(6)	(9)	(12)
Income from continuing operations	183	49	429	191
Income from discontinued operations, net of income taxes	24	21	50	44
Net income	207	70	479	235
Less: noncontrolling interest in subsidiaries net (loss) income	—	(2)	2	—
Net income attributable to Tyco common shareholders	$207	$72	$477	$235
Amounts attributable to Tyco common shareholders:
Income from continuing operations	$183	$51	$427	$191
Income from discontinued operations	24	21	50	44
Net income attributable to Tyco common shareholders	$207	$72	$477	$235
Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.40	$0.11	$0.92	$0.41
Income from discontinued operations	0.05	0.05	0.11	0.09
Net income attributable to Tyco common shareholders	$0.45	$0.16	$1.03	$0.50
Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.39	$0.11	$0.91	$0.40
Income from discontinued operations	0.05	0.05	0.10	0.09
Net income attributable to Tyco common shareholders	$0.44	$0.16	$1.01	$0.49
Weighted average number of shares outstanding:
Basic	461	466	462	466
Diluted	469	474	470	473

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and Quarterly Report on Form 10-Q for the quarter ended December 27, 2013.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions)
(Unaudited)

	Quarters Ended				Six Months Ended
	March 28, 2014		March 29, 2013		March 28, 2014		March 29, 2013
Net Revenue
NA Installation & Services	$939		$953		$1,896		$1,929
ROW Installation & Services	943		943		1,923		1,904
Global Products	605		578		1,170		1,112
Total Net Revenue	$2,487		$2,474		$4,989		$4,945

Operating Income and Margin
NA Installation & Services	$99	10.5%	$79	8.3%	$216	11.4%	$187	9.7%
ROW Installation & Services	103	10.9%	77	8.2%	196	10.2%	168	8.8%
Global Products	107	17.7%	—	—%	193	16.5%	74	6.7%
Corporate and Other	(61)	N/M	(61)	N/M	(15)	N/M	(122)	N/M
Operating Income and Margin	$248	10.0%	$95	3.8%	$590	11.8%	$307	6.2%

TYCO INTERNATIONAL LTD.
CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	March 28, 2014	September 27, 2013
Assets
Current Assets:
Cash and cash equivalents	$495	$563
Accounts receivable, net	1,674	1,718
Inventories	661	647
Prepaid expenses and other current assets	854	850
Deferred income taxes	250	250
Assets held for sale	839	828
Total Current Assets	4,773	4,856
Property, plant and equipment, net	1,269	1,285
Goodwill	4,176	4,163
Intangible assets, net	773	791
Other assets	944	1,081
Total Assets	$11,935	$12,176

Liabilities and Equity
Current Liabilities:
Loans payable and current maturities of long-term debt	$20	$20
Accounts payable	783	851
Accrued and other current liabilities	1,962	1,859
Deferred revenue	420	394
Liabilities held for sale	221	225
Total Current Liabilities	3,406	3,349
Long-term debt	1,442	1,443
Deferred revenue	352	370
Other liabilities	1,667	1,881
Total Liabilities	6,867	7,043

Redeemable noncontrolling interest	12	12

Total Tyco shareholders' equity	5,031	5,098
Nonredeemable noncontrolling interest	25	23
Total Equity	5,056	5,121
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$11,935	$12,176

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and Quarterly Report on Form 10-Q for the quarter ended December 27, 2013.

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	March 28, 2014	March 29, 2013	March 28, 2014	March 29, 2013

Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$207	72	477	235
Noncontrolling interest in subsidiaries net income	—	(2)	2	—
Income from discontinued operations, net of income taxes	(24)	(21)	(50)	(44)
Income from continuing operations	183	49	429	191
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	87	95	181	189
Non-cash compensation expense	16	17	31	31
Deferred income taxes	5	(55)	56	(45)
Provision for losses on accounts receivable and inventory	14	19	24	36
Legacy legal matters	—	—	(92)	—
Income (loss) on divestitures	1	9	(2)	6
Other non-cash items	9	33	19	33
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	16	11	35	6
Contracts in progress	(15)	(11)	(1)	(13)
Inventories	7	(5)	(24)	(33)
Prepaid expenses and other current assets	25	(1)	(29)	34
Accounts payable	(8)	(41)	(48)	(87)
Accrued and other liabilities	(116)	37	(222)	(195)
Deferred revenue	51	52	11	5
Other	(13)	(14)	(13)	(12)
Net cash provided by operating activities	262	195	355	146
Net cash provided by discontinued operating activities	58	49	88	63
Cash Flows From Investing Activities:
Capital expenditures	(72)	(76)	(135)	(140)
Proceeds from disposal of assets	2	1	6	4
Acquisition of businesses, net of cash acquired	—	(15)	(54)	(38)
Acquisition of dealer generated customer accounts and bulk account purchases	(5)	(5)	(16)	(10)
Sales and maturities of investments	29	28	141	39
Purchases of investments	(8)	(28)	(40)	(119)
Other	—	(14)	6	(6)
Net cash used in investing activities	(54)	(109)	(92)	(270)
Net cash used in discontinued investing activities	(28)	(27)	(57)	(54)
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	405	100	715	100
Repayment of short-term debt	(565)	(101)	(715)	(101)
Proceeds from exercise of share options	22	48	62	94
Dividends paid	(74)	(70)	(148)	(140)
Repurchase of common shares by treasury	—	(150)	(250)	(200)
Transfer from (to) discontinued operations	30	23	31	(23)
Other	(1)	(1)	(10)	(17)
Net cash used in financing activities	(183)	(151)	(315)	(287)
Net cash (used in) provided by discontinued financing activities	(30)	(23)	(31)	23
Effect of currency translation on cash	(9)	(6)	(16)	(3)
Net decrease in cash and cash equivalents	16	(72)	(68)	(382)
Less: net increase in cash and cash equivalents related to discontinued operations	—	(1)	—	32
Cash and cash equivalents at beginning of period	479	501	563	844
Cash and cash equivalents at end of period	$495	$430	$495	$430

Reconciliation to "Free Cash Flow":
Net cash provided by (used in) operating activities	$262	$195	$355	$146
Capital expenditures, net	(70)	(75)	(129)	(136)
Acquisition of dealer generated customer accounts and bulk account purchases	(5)	(5)	(16)	(10)
Purchase accounting and holdback liabilities	—	(5)	—	(6)
Free Cash Flow	$187	$110	$210	$(6)

Reconciliation to "Adjusted Free Cash Flow":
CIT settlement	$43	$—	$(17)	$—
IRS litigation costs	—	—	1	—
Separation costs	22	48	44	148
Restructuring and repositioning costs	27	22	56	41
Environmental remediation payments	23	3	54	13
Legal settlements	—	—	—	33
Net asbestos (recoveries) / payments	4	8	7	(50)
Cash (receipt) / payment from Covidien/TE Connectivity	3	—	2	(5)
Cash (receipt) / payment from ADT Resi/Pentair	11	—	11	—
Special Items	$133	$81	$158	$180

Adjusted Free Cash Flow	$320	$191	$368	$174

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

 TYCO INTERNATIONAL LTD.
ORGANIC GROWTH RECONCILIATION - REVENUE
(in millions)

		Quarter Ended March 28, 2014

		Base Year
	Net Revenue for the Quarter Ended March 29, 2013	Adjustments		Adjusted Fiscal 2013 Base Revenue							Net Revenue for the Quarter Ended March 28, 2014
		Divestitures / Other (2)			Foreign Currency		Acquisitions		Organic Revenue(1)
NA Installation & Services	$953	$(18)	(1.9)%	$935	$(10)	(1.0)%	$5	0.5%	$9	1.0%	$939	(1.5)%
ROW Installation & Services	943	(20)	(2.1)%	923	(31)	(3.3)%	34	3.6%	17	1.8%	943	—%
Global Products	578	1	0.2%	579	(4)	(0.7)%	17	2.9%	13	2.2%	605	4.7%
Total Net Revenue	$2,474	$(37)	(1.5)%	$2,437	$(45)	(1.8)%	$56	2.3%	$39	1.6%	$2,487	0.5%

(1) Organic revenue growth percentage based on adjusted fiscal 2013 base revenue.
(2)Amounts include the transfer of a business from NA Installation & Services to Global Products.

		Six Months Ended March 28, 2014

		Base Year
	Net Revenue for the Six Months Ended March 29, 2013	Adjustments		Adjusted Fiscal 2013 Base Revenue							Net Revenue for the Six Months Ended March 28, 2014
		Divestitures / Other (2)			Foreign Currency		Acquisitions		Organic Revenue(1)
NA Installation & Services	$1,929	$(36)	(1.9)%	$1,893	$(17)	(0.9)%	$9	0.5%	$11	0.6%	$1,896	(1.7)%
ROW Installation & Services	1,904	(27)	(1.4)%	1,877	(55)	(2.9)%	72	3.8%	29	1.5%	1,923	1.0%
Global Products	1,112	2	0.2%	1,114	(7)	(0.6)%	37	3.3%	26	2.3%	1,170	5.2%
Total Net Revenue	$4,945	$(61)	(1.2)%	$4,884	$(79)	(1.6)%	$118	2.4%	$66	1.4%	$4,989	0.9%

(1) Organic revenue growth percentage based on adjusted fiscal 2013 base revenue.
(2)Amounts include the transfer of a business from NA Installation & Services to Global Products.

Earnings Per Share Summary
(Unaudited)

	Quarters Ended
	March 28, 2014	March 29, 2013
Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.39	$0.11

expense / (benefit)

Restructuring and repositioning activities	0.02	0.04

Separation costs included in SG&A	0.02	0.04

(Gains) / losses on divestitures, net included in SG&A	—	0.02

Environmental remediation	—	0.12

Tax items	0.01	—

2012 Tax Sharing Agreement	0.01	0.04

Total Before Special Items	$0.45	$0.37

Note: Prior period has been recast to present ADT Korea as a discontinued operation.

Tyco International Ltd.
For the Quarter Ended March 28, 2014
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$939		$943		$605		$2,487		$—		$2,487

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$99	10.5%	$103	10.9%	$107	17.7%	$309	12.4%	($61)	N/M	$248	10.0%	($22)	($1)	($37)	($5)	$—	$183	$0.39

Restructuring and repositioning activities	3		4		2		9		7		16				(6)			10	0.02

Separation costs included in SG&A	15						15				15				(5)			10	0.02

(Gains) / losses on divestitures, net included in SG&A			1				1				1							1	—

Acquisition / integration costs			1				1				1							1	—

IRS litigation costs									(1)		(1)							(1)	—

Separation costs									1		1							1	—

Tax items															4			4	0.01

2012 Tax Sharing Agreement														3				3	0.01

Total Before Special Items	$117	12.5%	$109	11.6%	$109	18.0%	$335	13.5%	($54)	N/M	$281	11.3%	($22)	$2	($44)	($5)	$—	$212	$0.45

															Diluted Share Outstanding				469
															Diluted Shares Outstanding - Before Special Items				469

Tyco International Ltd.
For the Quarter Ended March 29, 2013
(in millions, except per share data)
(Unaudited)
expense / (benefit)

Segments
	NA Installation & Services		ROW Installation & Services		Global Products		Segment Revenue		Corporate and Other		Total Revenue
Revenue (GAAP)	$953		$943		$578		$2,474		$—		$2,474

	Operating Income
	NA Installation & Services	Margin	ROW Installation & Services	Margin	Global Products	Margin	Segment Operating Income	Margin	Corporate and Other	Margin	Total Operating Income	Margin	Interest (Expense), net	Other (Expense), net	Income Tax (Expense)	Equity in earnings of unconsolidated subsidiaries	Noncontrolling Interest	Income from Continuing Operations Attributable to Tyco Shareholders	Diluted EPS from Continuing Operations Attributable to Tyco Shareholders
Operating Income (GAAP)	$79	8.3%	$77	8.2%	$—	—%	$156	6.3%	($61)	N/M	$95	3.8%	($22)	($20)	$2	($6)	$2	$51	$0.11

Restructuring and repositioning activities	6		13		3		22		4		26				(7)			19	0.04

Separation costs included in SG&A	16						16				16				3			19	0.04

(Gains) / losses on divestitures, net included in SG&A	3		1				4		5		9							9	0.02

Asbestos									(1)		(1)				1			—	—

Environmental remediation					94		94				94				(37)			57	0.12

2012 Tax Sharing Agreement														20				20	0.04

Total Before Special Items	$104	10.9%	$91	9.7%	$97	16.8%	$292	11.8%	($53)	N/M	$239	9.7%	($22)	$—	($38)	($6)	$2	$175	$0.37

Note: This period has been recast to present ADT Korea as a discontinued operation.															Diluted Shares Outstanding				474
															Diluted Shares Outstanding - Before Special Items				474